UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2006

GOLDSPRING, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-32429	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 American Flat Road, Gold Hill, Nevada 89440
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (775) 847-5272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events

SIGNATURES
EXHIBIT INDEX
EX-99.2

Item 8.01. Other Events.

On January 23, 2006, the United States Court of Appeals for the Ninth Circuit issued a Memorandum disposition in the matter of Faber v. Parent, stating, “We reverse the district court’s decision to grant the preliminary injunction for failure to comply with the requirements of Rule 52(a). However, the injunction shall remain intact for a reasonable time not to exceed 90 days from the date on which this disposition is filed or until an earlier date on which the district court enters a succeeding preliminary injunction. During this time, the district court may issue a new preliminary injunction if, after undertaking the required analysis and making the necessary findings, it deems such an injunction appropriate.” The preliminary injunction, issued by the district court on February 15, 2005, had reinstated GoldSpring’s Board of Directors as it existed prior to Mr. Parent’s takeover of GoldSpring on December 10, 2004. The Memorandum disposition also stated that, “If, after further proceedings, the district court does not order a new preliminary injunction, we leave it to the district court to restore, as near as possible, the situation that would have existed if the preliminary injunction had never been granted.” A copy of Memorandum disposition is filed herewith as Exhibit 99.2 and is hereby incorporated by reference under this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPRING, INC.

February 1, 2006	By:	/s/ Robert T. Faber
Robert T. Faber
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

99.2	Memorandum disposition from the United States Court of Appeals for the Ninth Circuit in the matter of Faber v. Parent, D.C. No. CV-04-02960-EHC